EXHBIT 4.1.8.
                                                                   -------------

                             GREENBRIAR CORPORATION


                  Certificate of Designations, Preferences and
                            Rights of Preferred Stock
                     By Resolution of the Board of Directors

         We, Gene S Bertcher, Executive Vice President, and L. A. Tuttle, Assistant Secretary, of Greenbriar Corporation, a corporation organized and existing under the laws of the State of Nevada, in accordance with the provisions of Section 78.195 of the Nevada Revised Statutes thereof, DO HEREBY
CERTIFY:


         That, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation (or an amendment thereto) of said Corporation, said Board of Directors adopted, by unanimous written consent, an amended resolution providing for the issuance of a series of Six Million shares of Series H Preferred Stock, which resolution is as follows:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Incorporation, effective as of the date this resolution is filed with the Nevada Secretary of State, a series of Preferred Stock of the Corporation be, and it hereby is created, such series of Preferred Stock to be designated Series H Preferred Stock, to consist of 6,000,000 shares with a par value of $0.10 per share and to have such features as set forth on Exhibit A to these minutes.

         IN WITNESS WHEREOF, said Greenbriar Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by James
R. Gilley, its President, and Robert L. Griffis, its Secretary, effective the 12th day of July, 2001.


                                   By:      /s/ Gene S.  Bertcher
                                       ----------------------------------------
                                   Gene S. Bertcher, Executive Vice President



                                   By:      /s/ L.  A.  Tuttle
                                       ----------------------------------------
                                   L.  A.  Tuttle, Assistant Secretary



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

STATE OF TEXAS

COUNTY OF DALLAS


         On July 12, 2001,  personally appeared before me, a Notary Public, Gene
S. Bertcher, Executive Vice President, and L. A. Tuttle, Assistant Secretary, of Greenbriar Corporation, who acknowledged that they executed the above instrument on behalf of said Corporation.



(Seal)                               /s/ Celeste Byars
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas

My Commission Expires:
6/21/04



                                    EXHIBIT A

                            SERIES H PREFERRED STOCK


         1. Greenbriar Corporation (the "Company") establishes a series of Preferred Stock pursuant to the authority contained in the Articles of Incorporation of the Company, to be known as Series H Preferred Stock, par value $0.10 per share.


         2. There shall be authorized the issuance of 6,000,000 shares of Series H Preferred Stock.


         3. The issue price of Series H Preferred Stock shall be $2.00 per share (the "Issue Price") issuable in exchange for cash or as additional collateral value to secured lenders to the Company or its subsidiaries.


         4. No dividend shall be payable on the Series H Preferred Stock except as shall be declared from time to time by the Board of Directors.

         5. In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntarily, the holders of Series H Preferred Stock, without any preference among them, shall be entitled to receive in cash out of the assets of the Company, whether capital or surplus or otherwise, before any distribution of the assets shall be made to the holders of Common Stock, an amount equal to the aggregate Issue Price of their shares, together, in all cases, with any unpaid dividends, if any, whether such dividends are earned, declared or otherwise, to the date fixed for such payment. After payment to the holders of the Series H Preferred Stock of the full preferential amounts hereinbefore provided for, the holders of Series H Preferred Stock will have no other rights or claims to any of the remaining assets of the Company, either upon distribution of such assets or upon dissolution, liquidation or winding up. The sale of all or substantially all of the property of the Company to, or the merger, consolidation or reorganization of the Company into or with, any other company, or the purchase or redemption by the Company of any shares of any class of its Preferred Stock or its Common Stock or any other class of its stock shall not be deemed to be a distribution of assets or a dissolution, liquidation or winding up for the purposes of this paragraph.


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

         6. The Company may, at its option, at any time, redeem the whole or any part of the shares of Series H Preferred Stock, and the redemption price thereof shall be equal to the Issue Price of the shares so redeemed, plus the amount of any unpaid dividends, if any, to the date of such redemption. The Company may only redeem outstanding shares of Series H Preferred Stock after giving each record holder of Series H Preferred Stock at such holder's last address, as shown on the records of the Company, at least ten (10), but not more than fifty (50) days' notice thereof in writing by mail, postage prepaid. Except as may be limited herein, all such redemptions of Series H Preferred Stock shall be effected in accordance with any procedure for redemptions set forth in the Act. Shares of Series H Preferred Stock which are redeemed shall be restored on the status of authorized but unissued shares.

         On or before the date fixed for redemption, the Company, if it elects to call such shares for redemption, shall provide for payment of a sum sufficient to redeem the shares called for redemption either (1) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (2) by depositing such sum in a bank or trust company as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay, on or after the date fixed for redemption, the redemption price on surrender of certificates evidencing the shares of Series H Preferred Stock called for redemption. From and after the date fixed for redemption, (a) the shares shall be deemed to be redeemed, (b) such setting aside or deposit shall be deemed to constitute full payment of the shares, (c) the shares shall no longer be deemed to be outstanding, (d) the holders thereof shall cease to be shareholders with respect thereto, except the right to receive their proportionate share of the fund set aside pursuant hereto or deposited upon surrender of their respective certificates. Any interest accrued on funds set aside pursuant hereto or deposited shall belong to the Company. If the holders of shares do not, within six (6) years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Company the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

         7. The Shares of Series H Preferred Stock shall not be redeemable by the holders thereof.


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

         8. The holders of Series H Preferred Stock shall have the right to vote on all matters to come before a meeting of the Shareholders, at the rate of one vote for each share of common stock into which the shares of Series H Preferred Stock are convertible. Holders of Series H Preferred Stock shall be entitled to receive notice of all meetings of shareholders of the Company at which they are entitled to vote. In the event the shares of Series H Preferred Stock are held as collateral for the benefit of lenders to the Company or to a Subsidiary, neither the lender nor the holders shall obtain any such voting rights unless and until there shall have occurred a "change in control" of the Company or an event of default under the terms of loan documents with such lenders. Any shares of Series H Preferred Stock issued for cash shall have full voting rights as provided herein. For purposes of these Sections, a change of control shall mean any one or more of the following events:

         (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (the term person is used for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (b) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary" (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

         (b) The Individuals who, as of June 30, 2001, are members of the Board (the "Incumbent Board"), cease to constitute at least two-third of the members of the Board. Provided, however, that if after the election, or nomination for election by the Company's common stockholders, if any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or


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         (C)      Approval by stockholders of the Company of:

         (1) a merger, consolidation or reorganization involving the Company, unless such a merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                  (i)               the stockholders of the Company, immediately
                           before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, seventy percent (70%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                  (ii)              the  individuals  who were  members  of  the
                           Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-third of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                  (iii)             no Person other than (a)  the  Company,  (b)
                           any Subsidiary, (c) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company, the Surviving Corporation, or any Subsidiary, or (d) any Person who, immediately prior to such merger, consolidation or reorganization has Beneficial Ownership of fifty-one percent (51%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifty-one percent (51%) or more of the combined voting power of the Surviving Corporation's then outstanding Voting Securities.

         (2) A plan of complete liquidation or dissolution of the Company, or

         (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         9. The holders of shares of any and all series of Series H Preferred Stock outstanding on the record date for any such meeting of the shareholders shall be entitled to vote, as a single class, upon any proposed amendment to the Company's Articles of Incorporation, and their consent shall be required for any action of the Board of Directors, if such amendment or action would (i) increase or decrease the aggregate number of authorized shares of Series H Preferred Stock, (ii) increase or decrease the Issue Price of shares of




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

Series H Preferred Stock, (iii) effect an exchange, reclassification or cancellation of all or part of the shares of Series H Preferred Stock, (iv) effect an exchange, or create a right of exchange, of all or any part of the shares of another class into shares of Series H Preferred Stock, (v) change the designations, preferences, limitations, or relative rights of the Series H Preferred Stock herein, (vi) change the shares of Series H Preferred Stock into the same or a different number of shares, either with or without par value, of the same class or another class or classes, or (vii) cancel or otherwise affect accumulated but undeclared dividends on the shares of Series H Preferred Stock, and no such proposed amendment or action shall be deemed to have been adopted and approved without the affirmative vote or consent of holders of a majority of shares of Series H Preferred Stock then outstanding.

         10. Subject to and upon compliance with the provisions hereof, each holder of shares of Series H Preferred Stock shall have the right, at such holder's option, to convert all or any portion (in minimum increments of $100,000 per exercise if for less than all shares owned) of the Issue Price of shares of Series H Preferred Stock into shares of common stock (the "Common Stock") of the Company at a conversion rate of five (5) shares of common stock for each one share of Series H Preferred Stock (referred to herein as the "Conversion Price"). The Conversion Price is greater than the book value as of June 30, 2001 or the fair market value of the Common Stock as quoted on the American Stock Exchange on the last trading day prior to June 30, 2001, the date of issue.

         The Conversion Price and number of common shares issuable upon conversion shall be adjusted to take into account any and all increases or reductions in the number of shares of Common Stock outstanding which may have occurred since the date of issuance of the Series H Preferred Shares by reason of a split, share dividend, merger, consolidation, or other capital change or reorganization affecting the number of outstanding common shares so as fairly and equitably to preserve so far as reasonably possible the original conversion rights of the Series H Preferred Shares, and provided further that when such adjustment is required, no notice of redemption shall be given until such amendment and adjustments shall have been accomplished.

         Upon conversion of all or a part of the outstanding Series H Preferred Shares, the Series H Preferred Shares surrendered for conversion shall be cancelled and returned to the status of authorized but unissued shares. Under no circumstances shall the Company be obligated to issue any fractional shares.

         In order to exercise the conversion privilege, the holder of Series H Preferred Stock shall present the shares to the Company at its office, accompanied by written notice to the Company that the holder elects to convert all or a portion of Series H Preferred Stock. Such notice shall also state the name or names (with the address or addresses) in which the certificate or certificates representing Common Stock which shall be issuable on such conversion shall be issued. As soon as practicable after the receipt of such notice and the presentation of the Shares of the Series H Preferred Stock, the Company shall issue and deliver to the holder a certificate or certificates for the number of full shares of common stock issuable upon the conversion of Series H Preferred Shares (or portion hereof). Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice shall have been received by the Company, and the shares of Series H Preferred Stock shall have been presented as aforesaid, and conversion shall be



                                 Page 9 of 200
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at the  Conversion  Price in effect at such time, and at such time the rights of the holder of the shares of Series H Preferred Stock as such holder shall cease (to the extent the shares of Series H Preferred Stock are so converted) and the person or persons in whose name or names any certificate or certificates for Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the Common Stock represented thereby. Upon conversion by a holder of only a part of the shares of Series H Preferred Stock held by such holder, new shares of Series H Preferred Stock representing the shares not converted shall be issued in the name of such holder. Notwithstanding the holder's designation of names in which shares of Common Stock are to be issued, nothing contained in this Section shall permit the holder of the Series H Preferred Stock to make any transfer or assignment of its rights hereunder which is otherwise prohibited by the Series H Preferred Shares or by law.





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